UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Jade Biosciences, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding Time Change of 2026 Annual Meeting of Stockholders

The following Notice of Time Change relates to the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Jade Biosciences, Inc. (the “Company”) to be conducted solely online via live webcast as set forth in the proxy statement of the Company, dated April 28, 2026, previously furnished to stockholders of the Company in connection with the solicitation of proxies by the board of directors of the Company for use at the Annual Meeting. This supplement is being filed with the Securities and Exchange Commission on June 5, 2026.

The Following Notice Supplements and Should be Read in Conjunction with the Proxy Statement

Notice of Time Change of 2026 Annual Meeting of Stockholders

New Meeting Time: 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time

Meeting Date:	Tuesday, June 9, 2026

Meeting Place:	www.proxydocs.com/JBIO

Record Date:	April 17, 2026

To Our Stockholders:

Jade Biosciences, Inc. (the “Company”, or “our”) has announced that the time of the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) has been postponed to later the same day for administrative purposes. The Annual Meeting, which was originally scheduled to be held on Tuesday, June 9, 2026 at 9:00 a.m. Pacific Time / 12:00 p.m. Eastern Time, will now be held the same day at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time.

As previously announced, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. As previously described in our proxy materials for the Annual Meeting, you must register to attend the Annual Meeting at www.proxydocs.com/JBIO by 9:00a.m. Pacific Time / 12:00 p.m. Eastern Time on June 7, 2026. Stockholders will need their unique control number which appears on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other agent as soon as possible, so that you can be provided with a control number and gain access to the meeting. To attend the Annual Meeting, access the website www.proxydocs.com/JBIO and enter the control number from your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form.

All other information and instructions included in our Notice of Annual Meeting dated April 28, 2026 and our proxy card and proxy statement for the Annual Meeting remain unchanged, including the record date for the Annual Meeting, which remains April 17, 2026. Stockholders who have already submitted their proxies will not need to submit a new proxy. Stockholders who wish to revoke a previously submitted proxy may do so by following the instructions provided in our proxy statement.

Your vote is important. Please vote your shares whether or not you plan to attend the virtual Annual Meeting. Each stockholder is urged to vote and submit their proxy in advance of the Annual Meeting using one of the methods described in our proxy materials for the Annual Meeting. You may view our proxy materials by visiting www.proxydocs.com/JBIO.

By Order of the Board of Directors,

Elizabeth Balta

Chief Legal Officer and Corporate Secretary

June 5, 2026